Exhibit 99.1
N E W S     R E L E A S E
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J. Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
INVESTOR CONTACT:
Todd Atenhan
770/425-7877 phone
investorrelations@exide.com
EXIDE TECHNOLOGIES REPORTS THIRD QUARTER 2007 RESULTS
Alpharetta, Ga. — (February 7, 2007) — Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today reported its financial results for its fiscal 2007 third quarter and year-to-date, which ended December 31, 2006. Manufacturing cost reductions and lower SG&A expenses, which totaled approximately $34 million over the first nine months coupled with selected price increases, offset somewhat lower volume and drove quarter and nine-month adjusted EBITDA improvement.
Quarter
Consolidated net sales for the fiscal 2007 third quarter were $769.7 million versus $733.4 million for the fiscal 2006 third quarter. Excluding the favorable impact of currency, sales were essentially flat year-over-year. All of our Divisions continue to benefit from higher pricing, which has offset the impact of lower unit volumes in our transportation businesses and weak network power demand in our Industrial Energy North America business. “The somewhat lower unit volumes in both our Transportation North America and Transportation Europe and Rest of World businesses continue to be the result of our intended program to increase profitability,” said Gordon Ulsh, President and CEO. “An unseasonably warm December on both continents put further downward pressure on volume.”
The Company had a net loss of $11.2 million or ($0.18) per share for the third quarter of fiscal 2007, inclusive of an approximate $9.2 million after-tax impairment charge relating to a former manufacturing facility held for sale. This compared with a net loss of $27.7 million or ($1.08) per share for the fiscal 2006 third quarter. The decreased net loss is partially the result of improved gross margins driven by higher pricing and continued productivity gains, which more than offset the impact of lower volumes. Our results for the current quarter included a tax benefit of $2.9 million versus a tax provision in the prior year period of $3.5 million. Interest expense, net was $4.4 million higher in the current quarter due to higher average debt levels and higher interest rates. Net loss per share was also impacted by an increase in weighted average shares outstanding as a result of the September 2006 rights offering and private sale of common stock.

The Company also reported positive earnings before interest and taxes (“EBIT”) in the quarter of $8.6 million which was net of the above mentioned $9.2 million impairment charge. In the third quarter of 2006 the company reported negative EBIT of $5.7 million, which also included an after-tax asset impairment charge of $8.5 million relating to the closure of our Kankakee, IL facility in November, 2005.
Adjusted EBITDA in the third quarter of fiscal 2007 was $54.1 million, a 32% increase over third quarter fiscal 2006 Adjusted EBITDA of $41.1 million. The increase in Adjusted EBITDA is attributable to improved margins as a result of pricing actions and productivity improvements, partially offset by higher lead costs.
The Company uses Adjusted EBITDA as a key measure of its operational financial performance, as it is an important element of its bank agreement covenants. This measure underlies the Company’s operational performance and excludes the nonrecurring impact of the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. Our Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales. See the reconciliations of net losses to EBIT and Adjusted EBITDA in the attachments to this release.
Fiscal Year-To-Date
Consolidated net sales for the first nine months of fiscal 2007 were $2.13 billion versus $2.09 billion for the first nine months of fiscal 2006. Excluding the favorable impact of exchange rates, sales were flat. Mr. Ulsh stated, “sales for the comparable year-to-date period mirrored those of the third quarter with pricing essentially offsetting the impact of lower volumes.”
The Company had a net loss of $84.2 million or ($2.16) per share for the first nine months of fiscal 2007, compared with a net loss of $96.4 million or ($3.77) per share for the first nine months of fiscal 2006. The decrease in net loss is primarily attributable to improved gross margins and decreases in selling, marketing, and advertising expense and general and administrative expense of $3.2 million and $4.7 million, respectively These results were partially offset however, by an increase in restructuring charges of approximately $6.2 million driven principally by the April 2006 closing of the Company’s automotive battery plant in Shreveport, Louisiana, and to a $16.6 million increase in interest expense due to higher debt and higher rates resulting from the fourth quarter fiscal 2006 amendments to our credit agreement. Net loss per share was also impacted by an increase in weighted average shares outstanding as a result of the September 2006 rights offering and private sale of common stock.
For the first nine months of 2007, the Company reported a $14.6 million EBIT loss compared to a $42.7 million EBIT loss in the year ago period.
Adjusted EBITDA for the first nine months of fiscal 2007 was $114.7 million, an increase of 35% over fiscal 2006 Adjusted EBITDA of $85.1 million. The increase in Adjusted EBITDA is attributable to improved margins as a result of pricing actions, reductions in selling, marketing, and advertising costs, and savings of approximately $4.7 million in general and administrative expenses as a result of ongoing initiatives to streamline the organization. These savings were partially offset, however, by higher lead and fuel costs.

Conference Call
The Company previously announced that it will hold a conference call to discuss its results on Thursday, February 8, 2007 at 10:00 a.m. (EDT).

Dial-in number for US/Canada: (877) 563-6439 Dial-in number for international callers: (706) 758-9457 Conference ID: 6641259
# # #
About Exide Technologies:
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation North America, Transportation Europe and Rest of World, Industrial Energy North America and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.
Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, and (xviii) the Company’s significant pension obligations over the next several years.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-Q filed on February 7, 2007 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.
Financial tables attached

EXIDE TECHNOLOGIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(In thousands, except per-share data)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
NET SALES	$769,743	$733,442	$2,133,232	$2,089,259
COST OF SALES	640,038	614,609	1,788,447	1,764,317

Gross profit	129,705	118,833	344,785	324,942

EXPENSES:
Selling, marketing and advertising	67,336	66,261	201,786	204,948
General and administrative	42,263	42,471	124,650	129,347
Restructuring	6,299	6,511	22,222	16,051
Other (income) expense, net	3,737	7,973	6,448	12,781
Interest expense, net	22,814	18,404	67,742	51,163

	142,449	141,620	422,848	414,290

Loss before reorganization items, income taxes, and minority interest	(12,744)	(22,787)	(78,063)	(89,348)
REORGANIZATION ITEMS, NET	1,213	1,311	3,784	4,398
INCOME TAX PROVISION (BENEFIT)	(2,947)	3,528	1,924	2,572
MINORITY INTEREST	234	32	478	72

Net loss	$(11,244)	$(27,658)	$(84,249)	$(96,390)

NET LOSS PER SHARE

Basic and Diluted	$(0.18)	$(1.08)	$(2.16)	$(3.77)

WEIGHTED AVERAGE SHARES

Basic and Diluted	60,829	25,576	38,940	25,576

EXIDE TECHNOLOGIES
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2006 AND MARCH 31, 2006
(In thousands, except per share data)

	December 31, 2006	March 31, 2006
ASSETS

Current assets:
Cash and cash equivalents	$64,610	$32,161
Restricted cash	610	561
Receivables, net of allowance for doubtful accounts of $28,909 and $21,637	621,810	617,677
Inventories	451,788	414,943
Prepaid expenses and other	42,540	30,243
Deferred financing costs, net	3,326	3,169
Deferred income taxes	15,225	11,066

Total current assets	1,199,909	1,109,820

Property, plant and equipment, net	651,320	685,842

Other assets:
Other intangibles, net	192,114	186,820
Investments in affiliates	5,057	4,783
Deferred financing costs, net	13,441	15,196
Deferred income taxes	59,447	56,358
Other	19,944	24,090

Total other assets	290,003	287,247

Total assets	$2,141,232	$2,082,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$15,892	$11,375
Current maturities of long-term debt	3,579	5,643
Accounts payable	358,999	360,538
Accrued expenses	313,094	298,631
Warrants liability	2,648	2,063

Total current liabilities	694,212	678,250
Long-term debt	665,909	683,986
Noncurrent retirement obligations	320,119	333,248
Deferred income tax liability	36,501	33,590
Other noncurrent liabilities	110,977	116,430

Total liabilities	1,827,718	1,845,504

Commitments and contingencies (Note 13)	—	—
Minority interest	14,019	12,666

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 and 61,500 shares authorized, 60,706 and 24,546 shares issued and outstanding	607	245
Additional paid-in capital	1,007,970	888,647
Accumulated deficit	(723,904)	(639,655)
Accumulated other comprehensive income (loss)	14,822	(24,498)

Total stockholders’ equity	299,495	224,739

Total liabilities and stockholders’ equity	$2,141,232	$2,082,909

EXIDE TECHNOLOGIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(In thousands)

	For the Nine Months Ended
	December 31, 2006	December 31, 2005
Cash Flows From Operating Activities:
Net loss	$(84,249)	$(96,390)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	90,152	90,519
Unrealized loss (gain) on warrants	585	(9,500)
Net loss on asset sales / disposals	16,699	12,270
Provision for doubtful accounts	6,749	2,401
Non-cash stock compensation	1,814	333
Reorganization items, net	3,784	4,398
Minority interest	478	72
Amortization of deferred financing costs	2,535	1,347
Changes in assets and liabilities —
Receivables	28,573	10,342
Inventories	(12,670)	(51,451)
Prepaid expenses and other	(8,898)	(13,199)
Payables	(23,863)	19,007
Accrued expenses	3,143	(16,206)
Noncurrent liabilities	(47,679)	(7,210)
Other, net	(12,205)	8,866

Net cash used in operating activities	(35,052)	(44,401)

Cash Flows From Investing Activities:
Capital expenditures	(28,978)	(37,861)
Proceeds from sales of assets, net	3,385	19,657

Net cash used in investing activities	(25,593)	(18,204)

Cash Flows From Financing Activities:
Increase in short-term borrowings	3,106	13,963
Repayments under Senior Secured Credit Facility	(27,654)	(12,804)
Settlement of foreign currency swap	—	(12,084)
Increase (decrease) in other debt	(2,441)	36,081
Net Proceeds from rights offering and private equity sale	117,871	—

Net cash provided by financing activities	90,882	25,156

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,212	(2,375)

Net Increase (Decrease) In Cash and Cash Equivalents	32,449	(39,824)
Cash and Cash Equivalents, Beginning of Period	32,161	76,696

Cash and Cash Equivalents, End of Period	$64,610	$36,872

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period -
Interest	$45,709	$31,839
Income taxes (net of refunds)	$6,973	$7,980

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT FOR THE THREE MONTHS ENDED DECEMBER 31, 2006
(in millions)

	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$17.1	($8.2)	$5.8	$3.7	($29.6)	($11.2)

Interest expense, net	—	—	—	—	22.8	22.8

Income tax provision (benefit)	—	—	—	—	(3.0)	(3.0)

EBIT	$17.1	($8.2)	$5.8	$3.7	($9.8)	$8.6

Depreciation and amortization	7.2	8.1	2.3	8.9	3.2	29.7

Take Charge	0.0	0.0	0.0	2.6	0.0	2.6

Reorganization items, net	—	—	—	—	1.2	1.2

Restructuring and impairment, net	1.3	1.8	0.1	3.2	(0.1)	6.3

Other restructuring costs included in cost of sales and general and administrative expenses	0.1	0.0	0.0	0.0	—	0.1

Currency remeasurement loss (gain)	0.4	—	(0.3)	(0.1)	(6.4)	(6.4)

Gain on revaluation of foreign currency forward contract	—	—	—	—	—	0.0

Minority interest	—	—	—	—	0.3	0.3

Unrealized gain on revaluation of warrants	—	—	—	—	1.3	1.3

Loss (gain) on sale of capital assets	0.2	9.2	0.1	0.2	0.1	9.8

Other, principally non cash stock compensation expense	(0.2)	(0.1)	(0.1)	0.2	0.8	0.6

Adjusted EBITDA	$26.1	$10.8	$7.9	$18.7	($9.4)	$54.1

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT FOR THE NINE MONTHS ENDED DECEMBER 31, 2006
(in millions)

	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$18.1	($21.5)	$18.6	$6.2	($105.6)	($84.2)

Interest expense, net	—	—	—	—	67.7	67.7

Income tax provision (benefit)	—	—	—	—	1.9	1.9

EBIT	$18.1	($21.5)	$18.6	$6.2	($36.0)	($14.6)

Depreciation and amortization	21.4	24.6	7.0	27.0	10.2	90.2

Take Charge	1.0	0.3	0.0	2.6	0.1	4.0

Reorganization items, net	—	—	—	—	3.8	3.8

Restructuring and impairment, net	8.0	7.9	0.5	5.5	0.3	22.2

Other restructuring costs included in cost of sales and general and administrative expenses	0.4				(0.3)	0.1

Currency remeasurement loss (gain)	0.5	—	0.1	(0.1)	(11.1)	(10.6)

Gain on revaluation of foreign currency forward contract	—	—	—	—	—	0.0

Minority interest	—	—	—	—	0.5	0.5

Unrealized gain on revaluation of warrants	—	—	—	—	0.6	0.6

Loss (gain) on sale of capital assets	7.1	9.5	—	—	0.1	16.7

Other, principally non cash stock compensation expense	(0.1)	(0.1)		0.2	1.8	1.8

Adjusted EBITDA	$56.4	$20.7	$26.2	$41.4	($30.0)	$114.7

EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY07 Q3 NET SALES AND ADJUSTED EBITDA BY SEGMENT

	(in millions)
	Transportation		Industrial Energy
		Europe		Europe
	North	and	North	and	Unallocated
	America	ROW	America	ROW	Corporate	Consolidated
Q3 FY07

Net sales	$234.3	$236.6	$61.7	$237.1	—	$769.7

Adjusted EBITDA	$26.1	$10.9	$7.9	$18.7	($9.5)	$54.1

Q3 FY06

Net sales	$237.6	$219.7	$67.3	$208.8	—	$733.4

Adjusted EBITDA (1)	$8.2	$16.9	$7.1	$18.1	($9.2)	$41.1

(1)	Includes pro forma effect of the allocation of certain Corporate costs.
EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY07 Q3 YTD NET SALES AND ADJUSTED EBITDA BY SEGMENT

	(in millions)
	Transportation		Industrial Energy
		Europe		Europe
	North	and	North	and	Unallocated
	America	ROW	America	ROW	Corporate	Consolidated
Q3 YTD FY07

Net sales	$676.5	$606.3	$199.7	$650.7	—	$2,133.2

Adjusted EBITDA	$56.4	$20.7	$26.2	$41.4	($30.0)	$114.7

Q3 YTD FY06

Net sales	$681.8	$587.1	$207.8	$612.6	—	$2,089.3

Adjusted EBITDA (1)	$24.7	$25.6	$20.1	$44.2	($29.5)	$85.1

(1)	Includes pro forma effect of the allocation of certain Corporate costs.